      As filed with the Securities and Exchange Commission on June 6, 2000
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          BERMUDA                             3663                          98-0155633
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER INDENTIFICATION
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)                NUMBER)

                         CLARENDON HOUSE, 2 CHURCH STREET
                                P.O. BOX HM 1022
                             HAMILTON HM DX, BERMUDA
                                 (441) 295-5950

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1994 STOCK PLAN
                                1999 OPTION PLAN
                        1999 EMPLOYEE SHARE PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                 THOMAS W. HUBBS
                         INTERWAVE COMMUNICATIONS, INC.
                             312 CONSTITUTION DRIVE
                            MENLO PARK, CA 94025-1164
                                 (650) 838-2000
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                   AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                                          CALCULATION OF REGISTRATION FEE

 ==================================================================================================================================
                                                                                PROPOSED            PROPOSED
                                                             AMOUNT             MAXIMUM             MAXIMUM           AMOUNT OF
                                                              TO BE             OFFERING           AGGREGATE        REGISTRATION
         TITLE OF SECURITIES TO BE REGISTERED              REGISTERED       PRICE PER SHARE      OFFERING PRICE          FEE
 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------
 1994 Stock Plan Common Shares,
 (currently outstanding options) (1)                        5,330,046          $ 2.75            $14,657,627           $3,870
 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------

 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------
 1999 Option Plan Common Shares,
 (currently outstanding options) (1)                          359,000          $18.48            $ 6,634,320           $1,752
 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------
 1999 Option Plan Common Shares,
 (options available for future grant) (2)                   1,468,763          $ 8.59            $12,622,255           $3,332
 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------
 TOTAL 1999 STOCK PLAN SHARES REGISTERED:                   1,827,763          $10.54            $19,256,575           $5,084
 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------
 1999 Employee Share Purchase Plan Common Shares (1)
 (currently outstanding options)                               40,960          $11.05            $   384,717           $  101
 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------
 1999 Employee Share Purchase Plan Common Shares (3)
 (options available for future grant)                         259,040          $ 8.59            $ 1,892,217           $  500
 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------
 TOTAL 1999 EMPLOYEE SHARE PURCHASE PLAN SHARES
 REGISTERED:                                                  300,000          $ 7.59            $ 2,276,934           $  601
 ----------------------------------------------------------------------------------------------------------------------------------
 Total Maximum Aggregate Offering Price                                                          $36,191,136
 ------------------------------------------------------ ------------------ ------------------- ------------------- ----------------
 TOTAL REGISTRATION FEES:                                                                                              $9,555
 ====================================================== ================== =================== =================== ================

(1) The Proposed Maximum Offering Price Per Share has been computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is based upon the weighted average exercise price per share of approximately $2.75 as to 5,330,046 outstanding but unexercised options to purchase Common Shares under the 1994 Stock Plan, approximately $18.48 as to 359,000 outstanding but unexercised options to purchase Common Shares under the 1999 Option Plan and approximately $11.05 as to 40,960 Employee Share Purchase Plan Common Shares.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to the remaining 1,468,763 Common Shares authorized for issuance pursuant to the 1999 Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Shares as reported on the Nasdaq National Market on May 30, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Shares as reported on the Nasdaq National Market on May 30, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Share Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a Common Share shall mean an amount equal to 85% of the Fair Market Value of a Common Share on the Enrollment Date or the Exercise Date, whichever is lower.

                  INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

Item 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:



         (a) The Registrant's Registration Statement on Form F-1, dated January 28, 2000 and related Prospectus dated January 31, 2000 filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on January 31, 2000.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999 and March 31, 2000.

         (c) The description of the Registrant's Common Shares contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on January 24, 2000.

         (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities being registered by this Registration Statement will be passed upon for the Company by Conyers Dill & Pearman, Bermuda. Certain legal matters relating to the securities being registered are being passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Registration Statement, certain employees of Wilson Sonsini Goodrich & Rosati, own an aggregate of 18,000 of the Registrant's common shares.

          Mario M. Rosati and Christopher D. Mitchell, members of Wilson Sonsini Goodrich & Rosati, are Secretary and Assistant Secretary, respectively, of the Registrant.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has adopted provisions in its bye-laws that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law.

         The Registrant's bye-laws provide that the Registrant's shareholders agree to waive any claims or right of actions the shareholders may have against any of its directors or executive officers on account of any action taken by the directors or executive officers in their capacity for the Registrant. This waiver does not apply to claims arising under the U.S. federal securities laws. In addition, the Registrant's bye-laws permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bye-laws expressly permit indemnification.

         The Registrant has entered into indemnification agreements with its officers and directors which may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).

Item 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, interWAVE Communications International, Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Menlo Park, State of California, on June 5, 2000.


                                     INTERWAVE COMMUNICATIONS
                                     INTERNATIONAL, LTD.


                                     By: /s/ Priscilla M. Lu
                                         ----------------------------
                                         Priscilla M. Lu
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Priscilla M. Lu and Thomas W. Hubbs, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                         TITLE                                    DATE
          /s/ Priscilla M. Lu
----------------------------------------
            Priscilla M. Lu               Authorized Representative                                 June 5, 2000

          /s/ Priscilla M. Lu
----------------------------------------  Chief Executive Officer and Chairman of the Board
            Priscilla M. Lu               (Principal Executive Officer)                             June 5, 2000

          /s/ Thomas W. Hubbs
----------------------------------------  Executive Vice President and Chief Financial
            Thomas W. Hubbs               Officer (Principal Financial and Accounting Officer)      June 5, 2000


----------------------------------------
              Pascal Debon                Director                                                  May __, 2000

            /s/ Kevin Fong
----------------------------------------
               Kevin Fong                 Director                                                  May 31, 2000

         /s/ William J. Harding
----------------------------------------
           William J. Harding             Director                                                  May 31, 2000

            /s/ James Loh
----------------------------------------
               James Loh                  Director                                                  May 31, 2000

            /s/ Moses Tsang
----------------------------------------
              Moses Tsang                 Director                                                  May 31, 2000

          /s/ Lork Sang Chow
----------------------------------------
             Lork Sang Chow               Director                                                  May 31, 2000

           /s/ Andrew Wang
----------------------------------------
              Andrew Wang                 Director                                                  May 31, 2000


                                   INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.

                                        REGISTRATION STATEMENT ON FORM S-8

                                                 INDEX TO EXHIBITS


EXHIBIT                                                 DESCRIPTION
  NO.
      5.1   Opinion of counsel as to legality of securities being
            registered.

    *10.1 Form of Indemnification Agreement between the Company and each of its Directors and Officers

    *10.2 1994 Stock Plan and form of stock option agreement and restricted stock purchase agreement

    *10.3   1999 Option Plan and form of subscription agreement

    *10.4   1999 Employee Share Purchase Plan and form of subscription agreement

     23.1   Consent of KPMG LLP.

     23.2   Consent of counsel (contained in Exhibit 5.1).

     24.1   Power of Attorney (see page II-5).

* Incorporated by reference to the same number exhibit filed with Registrant's Registration Statement on Form F-1 (File No. 333-92967), as amended.